UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2026

NIXXY, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-53641 (Commission File Number)	90-1505893 (IRS Employer Identification No.)

1178 Broadway, 3rd Floor

New York, NY 10001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (877) 708-8868

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock	NIXX	NASDAQ Capital Market
Common Stock Purchase Warrants	NIXXW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01 Entry into a Material Definitive Agreement.

Binding Letter of Intent

On June 15, 2026, Nixxy, Inc. (the “Company”) entered into an amended and restated binding Letter of Intent (the "Binding Letter of Intent") with Tachyon 9 Corporation, a Delaware corporation ("Tachyon"), setting forth the principal terms and conditions of a proposed multi-step business combination transaction (the "Business Combination") between the Company and Tachyon. Pursuant to the Binding Letter of Intent, the Company and Tachyon propose to combine into a single publicly traded company, with the surviving entity (whether the Company or a newly formed holding company, becoming a publicly traded digital infrastructure platform company focused on artificial intelligence ("AI") and high-performance computing workloads. The Company will acquire 100% of the capital stock, or substantially all of the assets, of Tachyon, which includes certain rights and opportunities relating to a proposed 620-acre hyperscale development campus in North Dakota targeting up to approximately 1 gigawatt of power capacity, subject to Tachyon demonstrating satisfactory title and development rights as contemplated by the Binding Letter of Intent, and certain data center equipment having an aggregate stated value of approximately $64 million based on manufacturers' list prices..

Tachyon's capital stock for the Business Combination is estimated to be valued at approximately $1 billion, to be substantiated by an external valuation report acceptable to all parties (the "Merger Consideration"). The Tachyon group shareholders will receive shares of Common Stock of the Company, $0.0001 par value per share, at a conversion price equal to the five (5) tradig day volume-weighted average price of the Company's Common Stock prior to a disclosure of the Binding Letter of Intent on a Current Report on Form 8-K, subject to a floor and cap to be agreed. Immediately following the closing of the Business Combination (the "Closing"), Tachyon's stockholders are expected to hold at least 90% of the fully diluted shares of the combined company and the Company’s stockholders are expected to hold no less than 5% of the combined company.

To fund working capital in advance of Closing, Tachyon will seek to raise up to $75 million via a PIPE investment (the “PIPE”) in the form of five-year secured convertible promissory notes (the "PIPE Notes"), which will automatically convert into Tachyon stock prior to Closing and will be included as part of the Tachyon shares receiving Merger Consideration. Subject to customary exceptions, the sole and exclusive remedy of the holders of the PIPE Notes shall be recourse to the Tachyon equipment pledged as collateral. In the event that the Closing does not occur within 12 months following execution of the Binding Letter of Intent, the PIPE Notes will automatically terminate and be deemed satisfied and discharged in full upon the PIPE holders' assumption of all of Tachyon's right, title and interest in and to such equipment. Subject to satisfaction of specified conditions, including a minimum PIPE financing closing, up to $25 million of the PIPE proceeds may be loaned to the Company to fund its working capital pursuant to a separate promissory note.

The Business Combination will result in a change of control of the Company, including changes to its management and board of directors. Tachyon will be entitled to designate one (1) director to the Company's board of directors upon the payment of $10 million to the Company as a result of the PIPE Notes, and three (3) additional directors upon Closing, with the initial board of the combined company consisting of five (5) members. In connection with the Business Combination, the Company's board of directors, acting through a special committee of independent directors, will obtain a fairness opinion from an independent financial advisor as to the fairness of the Business Combination to the Company and its stockholders.

Completion of the Business Combination is subject to, among other things, approval of the Company's board of directors and stockholders, satisfaction of customary due diligence, approval by Nasdaq, including any applicable reverse-merger, change-of-control or initial listing review process, availability of PCAOB-audited financial statements of Tachyon, and compliance with applicable securities laws. The Binding Letter of Intent provides for a 30-day exclusivity period during which neither party will solicit or pursue alternative acquisition transactions; provided, however, that the Company retains the right to pursue equity or debt financing during such period, subject to Tachyon's right of first refusal and tag-along rights with respect to any such financing. The Binding Letter of Intent also includes customary confidentiality obligations.

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The Binding Letter of Intent is intended by the parties to be legally binding and enforceable in accordance with its terms.

The parties intend to negotiate and enter into definitive agreements reflecting the foregoing terms; however, there is no assurance that the parties will execute definitive agreements in a timely manner, on the foregoing terms, or at all.

A copy of the Binding Letter of Intent is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Binding Letter of Intent does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Share Purchase Agreement

On June 9, 2026, Nixxy, Inc. (the "Company") entered into stock purchase agreements (each, a "Purchase Agreement" and collectively, the "Purchase Agreements") with three purchasers (collectively, the "Purchasers"), pursuant to which the Company agreed to sell and issue, in a registered direct offering, an aggregate of 484,375 shares (the "Shares") of common stock, par value $0.0001, of the Company at a purchase price of $0.64 per Share for aggregate gross proceeds to the Company of $310,000, before deducting estimated offering expenses payable by the Company.

The Shares are being sold pursuant to the Company's effective shelf registration statement on Form S-3 (File No. 333-296322), including a prospectus supplement filed pursuant to Rule 424(b)(5) thereunder, which was originally filed with the Securities and Exchange Commission (the "SEC") on May 28, 2026, and was declared effective by the SEC on June 2, 2026.

The Purchase Agreements contain customary representations, warranties and agreements of the Company and the respective Purchaser.

A copy of the opinion of Pearl Cohen Zedek Latzer Baratz LLP, relating to the validity of the Shares is filed herewith as Exhibit 5.1.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding anticipated growth, revenue scale, operating leverage, and the Company’s development of communications-enabled financial workflows. Forward-looking statements are based on management’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Investors should review the risk factors described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 15, 2026, and other filings with the Securities and Exchange Commission. Nixxy undertakes no obligation to update forward-looking statements except as required by law. The Company does not give any assurance that it will achieve its expectations, including but not limited to the closing of the Business The Company does not give any assurance that it will achieve its expectations Combination.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
5.1	Opinion of Pearl Cohen Zedek Latzer Baratz LLP
10.1	Binding Letter of Intent, dated June 15, 2026
23.1	Consent of Pearl Cohen Zedek Latzer Baratz LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (formatted as Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NIXXY, INC.

Dated: June 15, 2026	By:	/s/ Mike Schmidt
	Name:	Mike Schmidt
	Title:	Chief Executive Officer

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